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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  May 31, 2001


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


    Delaware                     1-2691                 13-1502798
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)                (Zip Code)


                           (817) 963-1234
                  (Registrant's telephone number)







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Item 9.   Regulation FD Disclosure

On Monday June 4, 2001, AMR Corporation's (parent company of American Airlines, Inc.) Chairman and CEO Don Carty will be speaking at Merrill Lynch's Eighth Annual Global Transportation Leaders Conference. An audio webcast of his speech will be available on the AMR website at www.amrcorp.com under the investor information section. The luncheon address is scheduled to take place from 11:45am until 1:45pm Eastern Time on June 4.



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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  May 31, 2001